                                                                     Exhibit 4.1



--------------------------------------------------------------------------------



                          SELECT MEDICAL CORPORATION


                                      and


                         MELLON INVESTOR SERVICES LLC



                               RIGHTS AGREEMENT



                        Dated as of September 17, 2001


--------------------------------------------------------------------------------

                                                                     Exhibit 4.1

                               TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
SECTION 1.     CERTAIN DEFINITIONS.....................................................   1

SECTION 2.     APPOINTMENT OF RIGHTS AGENT.............................................   5

SECTION 3.     ISSUE OF RIGHT CERTIFICATES.............................................   6

SECTION 4.     FORM OF RIGHT CERTIFICATES..............................................   7

SECTION 5.     COUNTERSIGNATURE AND REGISTRATION.......................................   8

SECTION 6.     TRANSFER, SPLIT-UP, COMBINATION AND EXCHANGE OF RIGHT
               CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES...   9

SECTION 7.     EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS...........   9

SECTION 8.     CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES......................  11

SECTION 9.     RESERVATION AND AVAILABILITY OF SHARES OF CAPITAL STOCK.................  12

SECTION 10.    PREFERRED STOCK RECORD DATE.............................................  13

SECTION 11.    ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF
               RIGHTS..................................................................  14

SECTION 12.    CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES..............  21

SECTION 13.    CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS, CASH FLOW OR
               EARNING POWER...........................................................  21

SECTION 14.    FRACTIONAL RIGHTS AND FRACTIONAL SHARES.................................  24

SECTION 15.    RIGHTS OF ACTION........................................................  25

SECTION 16.    AGREEMENT OF RIGHT HOLDERS..............................................  26

SECTION 17.    RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER.......................  26

SECTION 18.    CONCERNING THE RIGHTS AGENT.............................................  27

SECTION 19.    MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT...............  27

SECTION 20.    DUTIES OF RIGHTS AGENT..................................................  28

SECTION 21.    CHANGE OF RIGHTS AGENT..................................................  30

SECTION 22.    ISSUANCE OF NEW RIGHT CERTIFICATES......................................  31

SECTION 23.    REDEMPTION AND TERMINATION..............................................  31

SECTION 24.    EXCHANGE................................................................  32

SECTION 25.    NOTICE OF CERTAIN EVENTS................................................  33

SECTION 26.    NOTICES.................................................................  34

SECTION 27.    SUPPLEMENTS AND AMENDMENTS..............................................  35

SECTION 28.    SUCCESSORS..............................................................  36

SECTION 29.    DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS, ETC...............  36

SECTION 30.    BENEFITS OF THIS AGREEMENT..............................................  36

SECTION 31.    SEVERABILITY............................................................  36

SECTION 32.    GOVERNING LAW...........................................................  37

SECTION 33.    COUNTERPARTS............................................................  37

SECTION 34.    DESCRIPTIVE HEADINGS....................................................  37

EXHIBIT A      CERTIFICATE OF DESIGNATION

EXHIBIT B      FORM OF RIGHT CERTIFICATE

                                                                     Exhibit 4.1


                               RIGHTS AGREEMENT

          RIGHTS AGREEMENT, dated as of September 17, 2001 (the "Agreement"), between SELECT MEDICAL CORPORATION, a Delaware corporation (the "Company"), and MELLON INVESTOR SERVICES LLC, a New Jersey limited liability company (the "Rights Agent").

                              W I T N E S S E T H

          WHEREAS, on September 17, 2001 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company (the "Board of Directors") authorized and declared a dividend distribution of one right (each, a "Right") for each share of Common Stock, par value $.01 per share, of the Company (the "Common Stock") outstanding at the Close of Business (as hereinafter defined) on October 2, 2001 (the "Record Date"), and has authorized (i) the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of
Section 11(p)) for each share of Common Stock of the Company issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the earliest of the Distribution Date (as defined in Section 3), the Redemption Date and the Final Expiration Date (as such terms are defined in
Section 7) and (ii) in certain circumstances as provided in Section 22, the issuance of one Right with respect to each share of Common Stock that shall become outstanding between the Distribution Date and the earlier of the Redemption Date and the Final Expiration Date, each Right initially representing the right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company (the "Preferred Stock") having the rights, powers and preferences set forth in the form of Certificate of Designation, Preferences and Rights attached as Exhibit A, upon the terms and
                                                ---------
subject to the conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and intending to be legally bound hereby, the parties agree as follows:

          SECTION 1. Certain Definitions.  For purposes of this Agreement, the
                     -------------------
following terms have the meanings indicated:

               (a)  "Acquiring Person" shall mean any Person who or which,
                     ----------------
together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of fifteen percent (15%) or more of the shares of the Common Stock then outstanding, but shall not include any Exempt Person. For purposes of determining whether a Person is an Acquiring Person, such Person shall not be deemed to be the Beneficial Owner of the shares of Common Stock beneficially owned by an Exempt Person. Notwithstanding the foregoing, no Person shall become an Acquiring Person as the result of an acquisition of Beneficial Ownership of Common Stock by the Company that, by reducing the number of shares of Common Stock (or securities convertible into or exchangeable for Common Stock) outstanding, increases the percentage of Common Stock beneficially owned by such Person (together with all Affiliates and Associates of such Person) to fifteen percent (15%) or more of the shares of Common Stock then outstanding; provided,
                                                                      --------
however, that if any Person (other than Exempt Persons) shall become the
-------
Beneficial Owner of fifteen percent (15%) or more of the shares of Common Stock then outstanding by reason of share purchases by the Company and shall, after such share purchases by the

Company, become the Beneficial Owner of any additional shares of Common Stock, then such Person shall be an Acquiring Person. Notwithstanding the foregoing, if the Board of Directors determines in good faith that a Person who would otherwise be an Acquiring Person has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, then such Person shall not, solely as a result of such inadvertent acquisition, be deemed to be an Acquiring Person for any purpose of this Agreement.

               (b)  "Affiliate" and "Associate" shall have the respective
                     ---------       ---------
meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule is in effect on the Record Date.

               (c)  "Agreement" shall have the meaning as set forth in the
                     ---------
introductory paragraph.

               (d)  A Person shall be deemed the "Beneficial Owner" of, and
                                                  ----------------
shall be deemed to "beneficially own," and shall be deemed to have "Beneficial
                    ----------------                                ----------
Ownership" of, any securities:
---------

                    (i) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, owns or has

                         (A)  the right to acquire (whether such right is
exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be
                                   --------  -------
deemed the "Beneficial Owner" of, or to beneficially own (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (2) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (3) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, if such Rights were acquired by such Person or such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 or pursuant to Section 11(a)(i) in connection with an adjustment made with respect to any of the Rights heretofore specified in this clause (3); or

                         (B)  has the right to vote or otherwise has Beneficial
Ownership (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however,
                                                          --------  -------
that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, pursuant to this subparagraph (B), any security as a result of any agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                    (ii) that are beneficially owned, including pursuant to subparagraphs (i)(A) and (B) of this Subsection (d) directly or indirectly, by any other Person (or Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso in subparagraph (i)(B) of this subsection (d)) or disposing of any voting securities of the Company;

provided, however, that nothing in this subsection (d) shall cause a Person
--------  -------
engaged in business as an underwriter of securities to be the Beneficial Owner of, or to beneficially own, any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

               (e)  "Board of Directors" shall have the meaning set forth in the
                     ------------------
first recital clause at the beginning of this Agreement.

               (f)  "Business Day" shall mean any day other than a Saturday,
                     ------------
Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

               (g)  "Close of Business" on any given date shall mean 5:00 P.M.,
                     -----------------
Philadelphia, Pennsylvania time, on such date; provided, however, that if such
                                               --------  -------
date is not a Business Day, it shall mean 5:00 P.M., New York, New York time, on the next succeeding Business Day.

               (h)  "Common Stock" when used with reference to the Company shall
                     ------------
mean the Common Stock, par value $.01 per share, of the Company, and when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such Person or, if such Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first-mentioned Person.

               (i)  "Company" shall have the meaning as set forth in the
                     -------
introductory paragraph.

               (j)  "Common Stock Equivalents" shall have the meaning set forth
                     ------------------------
in Section 11(a)(iii).


               (k)  "Current Per Share Market Price" shall have the meaning set
                     ------------------------------
forth in Section 11(d).

               (l)  "Current Value" shall have the meaning set forth in Section
                     -------------
11(a)(iii).

               (m)  "Distribution Date" shall have the meaning set forth in
                     -----------------
Section 3(a).

               (n)  "Equivalent Preferred Stock" shall have the meaning set
                     --------------------------
forth in Section 11(b).

               (o)  "Exchange Act Regulations" shall mean the General Rules and
                     ------------------------
Regulations under the Exchange Act.

               (p)  "Exchange Shares" shall have the meaning set forth in
                     ---------------
Section 24(a).

               (q)  "Exempt Person" shall mean (i) Welsh, Carson, Anderson &
                     -------------
Stowe VII, L.P., (ii) GTCR Golder, Rauner, LLC, (iii) Thoma Cressey Fund VI, L.P., (iv) Thoma Cressey Friends Fund VI, L.P., (v) Rocco A. Ortenzio, (vi) Robert A. Ortenzio, (vii) the Company, (viii) any Subsidiary of the Company,
(ix) any employee benefit plan of the Company, or of any Subsidiary of the Company, or (x) any entity holding shares of Common Stock for the benefit of present or future participants (e.g., a trustee or plan fiduciary) pursuant to the terms of any such aforementioned employee benefit plan.

               (r)  "Final Expiration Date" shall have the meaning set forth in
                     ---------------------
Section 7(a).

               (s)  "NASDAQ" shall have the meaning set forth in Section
                     ------
11(d)(i).

               (t)  "Person" shall mean any individual, firm, corporation,
                     ------
partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

               (u)  "Preferred Stock" shall mean shares of Series A Junior
                     ---------------
Participating Preferred Stock, par value $.01 per share, of the Company, and, to the extent that there are not a sufficient number of shares of Series A Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of preferred stock of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Junior Participating Preferred Stock.

               (v)  "Principal Party" shall have the meaning set forth in
                     ---------------
Section 13(b).

               (w)  "Purchase Price" shall have the meaning set forth in Section
                     --------------
4(a).

               (x)  "Record Date" shall have the meaning set forth in the first
                     -----------
recital clause at the beginning of this Agreement.

               (y)  "Redemption Date" shall have the meaning set forth in
                     ---------------
Section 7(a).

               (z)  "Right" shall have the meaning set forth in the first
                     -----
recital clause at the beginning of this Agreement.

               (aa) "Right Certificate" shall have the meaning set forth in
                     -----------------
Section 3(a).

               (bb) "Rights Agent" shall have the meaning set forth in the
                     ------------
introductory paragraph of this Agreement.

               (cc) "Rights Dividend Declaration Date" shall have the meaning
                     --------------------------------
set forth in the first recital clause at the beginning of this Agreement.

               (dd) "Section 11(a)(ii) Event" shall have the meaning set forth
                     -----------------------
in Section 11(a)(ii).

               (ee) "Section 11(a)(ii) Trigger Date" shall have the meaning set
                     ------------------------------
forth in Section 11(a)(iii).

               (ff) "Section 13 Event" shall have the meaning set forth in
                     ----------------
Section 13(a).

               (gg) "Securities Act" shall have the meaning set forth in Section
                     --------------
9(c).

               (hh) "Spread" shall have the meaning set forth in Section
                     ------
11(a)(iii).

               (ii) "Stock Acquisition Date" shall mean the first date of public
                     ----------------------
announcement (which, for purposes of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

               (jj) "Subsidiary" of any Person shall mean any corporation or
                     ----------
other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

               (kk) "Substitution Period" shall have the meaning set forth in
                     -------------------
Section 11(a)(iii).

               (ll) "Surviving Corporation" shall have the meaning set forth in
                     ---------------------
Section 11(q).

               (mm) "Trading Day" shall have the meaning set forth in Section
                     -----------
11(d)(i).

               (nn) "Triggering Event" shall mean any Section 11(a)(ii) Event or
                     ----------------
Section 13 Event.

         SECTION 2.  Appointment of Rights Agent.  The Company hereby appoints
                     ---------------------------
the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable upon ten (10) days prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agents. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine.

          SECTION 3.  Issue of Right Certificates.  (a) Until the earlier of (i)
                      ---------------------------
the Close of Business on the tenth calendar day after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person, and of which the Company will give the Rights Agent prompt written notice) after the date that a tender or exchange offer by any Person (other than an Exempt Person) is first published or sent or given within the meaning of Rule 14d- 2 of the Exchange Act Regulations, the consummation of which would result in Beneficial Ownership by a Person (other than an Exempt Person) of fifteen percent (15%) or more of the outstanding Common Stock (including any such date that is after the date of this Agreement and prior to the issuance of the Rights) (the earlier of (i) and (ii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for shares of Common Stock registered in the names of the holders of the Common Stock thereof (which certificates for Common Stock shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class mail, postage-prepaid, to each record holder of shares of Common Stock as of the Close of Business on the Distribution Date, or, with respect to Common Stock so issued on or after the Distribution Date (unless otherwise provided with respect thereto as aforesaid), to the record holder of such Common Stock on the date of issuance, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form attached as Exhibit B (the "Right Certificate"), evidencing one Right for each
            ---------
share of Common Stock so held, subject to adjustments as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p), at the time of distribution of the Right Certificates, the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights (calculated in accordance with Section 14(a)). As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

               (b) With respect to certificates for shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for shares of Common Stock registered in the names of the holders thereof. Until the earlier of the Distribution Date or the Final Expiration Date, the surrender for transfer of any certificate for Common Stock outstanding on the Record Date shall also constitute the transfer of the Rights associated with such shares of Common Stock represented thereby.

               (c) Rights shall be issued in respect of all shares of Common Stock which are issued (whether originally issued or delivered from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Final Expiration Date, or in certain circumstances as provided in Section 22, after the Distribution Date. Certificates of Common Stock issued after the Record Date but prior to the earlier of the Distribution Date or the Final Expiration Date (including, without limitation, reacquired shares of Common Stock referred to in the last sentence of this paragraph (c)) shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Select Medical Corporation (the "Company") and Mellon Investor Services LLC (the "Rights Agent"), dated as of September 17, 2001 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly following receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates bearing the foregoing legend, until the earlier of the Distribution Date or the Final Expiration Date, the Rights associated with the shares of Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of the shares of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates. In the event that the Company purchases or acquires any shares of Common Stock after the Record Date but prior to the earlier of the Distribution Date or the Final Expiration Date, any Rights associated with such shares of Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock which are no longer outstanding.

          SECTION 4.  Form of Right Certificates.  (a) The Right Certificates
                      --------------------------
(and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the form attached as Exhibit B,
                                                                    ---------
and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate but which do not affect the duties, rights or responsibilities of the Rights Agent and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or any securities association on whose interdealer quotation system the Rights may from time to time be authorized for quotation, or to conform to usage. Subject to the provisions of
Section 11 and Section 22, the Right Certificates that are issued in respect of Common Stock that were issued and outstanding as of the Record Date, shall be dated as of the Record Date, and all Right Certificates that are issued in respect of other Common Stock shall be dated as of the respective dates of issuance of such Common Stock, and in either case on their faces shall entitle the holders thereof to purchase such number of one one-hundredths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such purchase price per one one-hundredth of a share the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

               (b)    Any Right Certificate issued pursuant to Section 3(a) or
Section 22 that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate of an Acquiring Person) which becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate of an Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any Associate or Affiliate of such Acquiring Person) to holders of equity interests in such Acquiring Person (or of such Associate or Affiliate) or to any Person with whom the Acquiring Person has any agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board of Directors has determined is part of a plan, agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) or Section 11, and any Right Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

     The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

          The absence of the foregoing legend on any Right Certificate shall in no way affect any of the other provisions of this Agreement, including, without limitation, the provisions of Section 7(e). The Company shall instruct the Rights Agent in writing of the Rights which should be so legended and shall supply the Rights Agent with such legended Right Certificates.

          SECTION 5.  Countersignature and Registration.  (a)  The Right
                      ---------------------------------
Certificates shall be executed on behalf of the Company by its chairman of the Board of Directors, its president or any vice president, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof that shall be attested by the secretary or an assistant secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

               (b) Following the Distribution Date, the Rights Agent will keep, or cause to be kept, at the office of the Rights Agent designated for such purposes, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights as evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

          SECTION 6. Transfer, Split-Up, Combination and Exchange of Right
                     -----------------------------------------------------
Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.  (a)
---------------------------------------------------------------------
Subject to the provisions of Section 4(b), Section 7(e), Section 11 and Section 14, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Right Certificate or Certificates surrendered then entitles such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged, with the form of assignment and certificate appropriately executed, at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company and the Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 11 and Section 14, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation under any Section of this Agreement requiring the payment of taxes or charges unless and until it is satisfied that all such taxes and/or charges have been paid.

               (b) Upon receipt by the Company and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          SECTION 7. Exercise of Rights; Purchase Price; Expiration Date of
                     ------------------------------------------------------
Rights. (a) Subject to Section 7(e), the registered holder of any Right
------
Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and
Section 23(a)), in whole or in part at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-hundredths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the Close of Business on the tenth anniversary hereof (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 (the "Redemption Date"), or
(iii) the time at which such Rights are exchanged as provided in Section 24.

               (b) The Purchase Price for each one one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $104, and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) and shall be payable in lawful money of the United States of America, subject to paragraph (c) below.

               (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate on the reverse side thereof duly executed, accompanied by payment of the Purchase Price per one one-hundredth of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 9(e) (as determined by the Rights Agent), the Rights Agent shall, subject to Section 20(k), thereupon promptly (i)
(A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-hundredths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional interests in shares in accordance with Section 14, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or, upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Right Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii)) may be made in cash or by certified or bank check or money order payable to the order of the Company. In the event the Company is obligated to issue other securities (including shares of Common Stock) of the Company, or distribute other property pursuant to
Section 11(a), the Company will make all arrangements necessary so that such other securities or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement. The Company reserves the right to require, prior to the occurrence of a Triggering Event, that upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

               (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the order of the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 6 and Section 14.

               (e) Notwithstanding anything to the contrary in this Agreement, from and after the first occurrence of any Triggering Event, any Rights beneficially owned by (i) any Acquiring Person (or any Associate or Affiliate of an Acquiring Person), (ii) a transferee of an Acquiring Person (or any Associate or Affiliate of an Acquiring Person) which becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or any Associate or Affiliate of an Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any Associate or Affiliate of such Acquiring Person) to holders of equity interests in such Acquiring Person (or of such Associate or Affiliate) or to any Person with whom the Acquiring Person has any agreement, arrangement or understanding regarding the transferred Rights, or (B) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall notify the Rights Agent when this Section 7(e) applies and shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Rights or any other Person as a result of the Company's failure to make any determination under this Section 7(e) or such Section 4(b) with respect to any Acquiring Person or its Affiliates, Associates or transferees.

               (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported transfer or exercise unless such registered holder shall have (i) properly completed and signed the certificate following the form of assignment or election to purchase set forth on the reverse side of the Right Certificate surrendered for such assignment or exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company and the Rights Agent shall reasonably request.

          SECTION 8. Cancellation and Destruction of Right Certificates. All
                     --------------------------------------------------
Right Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificate to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

          SECTION 9. Reservation and Availability of Shares of Capital Stock.
                     -------------------------------------------------------
(a) Subject to the Company's rights under Section 11(a)(iii) to otherwise fulfill its obligations hereunder, the Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares of Common Stock or other securities held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights pursuant to the terms of this Agreement; provided, however,
                                                            --------  -------
that such action need not be taken with respect to shares of Preferred Stock (or other securities) issuable upon exercise of the Rights until after such time as the Rights become exercisable, and with respect to shares of Preferred Stock and/or other securities issuable upon the occurrence of a Triggering Event, until the occurrence of such event.

               (b) So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of Rights may be listed on any United States national securities exchange or authorized for quotation on any interdealer quotation system of any securities association, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or quoted on such system upon official notice of issuance upon such exercise.

               (c) The Company shall use its best efforts to (i) file, as soon as is practicable following the earliest date after the first occurrence of a Triggering Event in which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(ii) (or Sections 11(a)(iii) and 13), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities that may be acquired upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, or (B) the Final Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states and other appropriate jurisdictions in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective and to take such actions under such other securities or blue sky laws and permit them to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, each time with prompt notice thereof to the Rights Agent. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend, with prompt notice thereof to the Rights Agent, the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained or the exercise thereof shall not be permitted under applicable law, or a registration statement shall not have been declared effective.

               (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock (and, following the occurrence of a Triggering Event, shares of Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

               (e) The Company further covenants and agrees that, subject to Sections 6 and 7(c), it will pay when due and payable, any and all transfer taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates and of any certificates for shares of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax or charge that may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of shares of Preferred Stock or depositary receipts shares of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be), in respect of a name other than, that of the registered holder of the Right Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Preferred Stock or depositary receipts for shares of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until any such transfer tax or charge shall have been paid (any such transfer tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such transfer tax or charge is due.

          SECTION 10. Preferred Stock Record Date. Each Person in whose name any
                      ---------------------------
certificate for a number of shares of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes or charges) was made; provided, however, that if the date of such surrender and
                      --------  -------
payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed or a date on which the exercisability of the Rights is suspended pursuant to Section 9(c), such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, as applicable, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open or the next succeeding Business Day on which such suspension is no longer in effect. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate, as such, shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          SECTION 11. Adjustment of Purchase Price, Number and Kind of Shares or
                      ----------------------------------------------------------
Number of Rights. The Purchase Price, the number and kind of shares covered by
----------------
each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

               (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the shares of Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding shares of Preferred Stock, (C) combine the outstanding shares of Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the shares of Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                    (ii) In the event any Person, at any time after the date of this Agreement is or becomes an Acquiring Person, then, promptly following the occurrence of such event (a "Section 11(a)(ii) Event"), proper provision shall be made so that each holder of a Right, except as provided below and in Section 7(e), shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-hundredths of a share of Preferred Stock for which a Right was theretofore exercisable, such number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of the
Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by fifty percent (50%) of the Current Per Share Market Price (determined pursuant to Section 11(d)) of the Common Stock on the date of the occurrence of the Section 11(a)(ii) Event (such number of shares is herein called the "Adjustment Shares"); provided, however,
                                                            --------  -------
that the Purchase Price and number of Adjustment Shares shall be further adjusted as provided in this Agreement to reflect any event occurring after the date of such first occurrence.

                    (iii) In the event that after the Distribution Date or the occurrence of a Section 11(a)(ii) Event, the number of shares of Preferred Stock or Common Stock which are authorized by the Company's certificate of incorporation, but which are not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph
(ii) of this Section 11(a), the Company by vote of a majority of its Board of Directors shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value"), over (2) the Purchase Price (such excess being the "Spread") and (B) with respect to each Right, make adequate provision to substitute for such Adjustment Shares, upon exercise of the Rights, (1) cash, (2) a reduction in the Purchase Price, (3) shares of Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock, such as the Preferred Stock, which the Board of Directors has deemed to have substantially the same value and economic rights as shares of Common Stock (such shares or units of shares of preferred stock being referred to as "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors; provided, however, that if the Company shall
                                    --------  -------
not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the Distribution Date, or in the case of a
Section 11(a)(ii) Event the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors shall determine in good faith that it is likely that sufficient additional shares of Preferred Stock or Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than one hundred twenty (120) days after the Distribution Date or the Section 11(a)(ii) Trigger Date, as the case may be, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action is to be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, each time with prompt notice thereof to the Rights Agent. For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the Current Per Share Market Price of the Common Stock on the Distribution Date or the Section 11(a)(ii) Trigger Date and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Per Share Market Price of the Common Stock on such date.

               (b) In case the Company shall fix a record date for the issuance of rights (other than Rights), options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock ("Equivalent Preferred Stock")) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Per Share Market Price (as determined pursuant to Section 11(d)) of the Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

               (c) In case the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Per Share Market Price (as determined pursuant to Section 11(d)) of the Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock, and the denominator of which shall be such Current Per Share Market Price (as determined pursuant to Section 11(d)) of the Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the

Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

               (d) (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii), the Current Per Share Market Price of the shares of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the twenty (20) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii), the Current Per Share Market Price of the shares of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the
                                 --------  -------
Current Per Share Market Price of the shares of Common Stock is determined during a period following the announcement by the issuer of such shares of Common Stock of (A) a dividend or distribution on such shares of Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such shares of Common Stock, and prior to the expiration of twenty (20) Trading Days, or ten (10) Trading Days, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Per Share Market Price shall be appropriately adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal United States national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any United States national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the United States over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a United States professional market maker making a market in the shares of Common Stock selected by the Board of Directors. If on any such date no such market maker is making a market in the shares of Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors shall be used. The term "Trading Day" shall mean a day on which the principal United States national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any United States national securities exchange, a Business Day. If the shares of Common Stock are not publicly held or not so listed or traded, "Current Per Share Market Price" shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                    (ii) For the purpose of any computation hereunder, the Current Per Share Market Price of the shares of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause
(i) of this Section 11(d) (other than the last sentence thereof). If the Current Per Share Market Price of the shares of Preferred Stock cannot be determined in the manner provided above or if the shares of Preferred Stock are not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the Current Per Share Market Price of the shares of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the shares of Common Stock occurring after the date of this Agreement) multiplied by the Current Per Share Market Price of the shares of Common Stock. If neither the shares of Common Stock nor the shares of Preferred Stock are publicly held or so listed or traded, Current Per Share Market Price of the shares of Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

               (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments that by reason of this Section
       --------  -------
11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a share of Common Stock or other share or one one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this
Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment or (ii) the Final Expiration Date.

               (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the
provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.

               (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

               (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                    (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement, with prompt notice thereof to the Rights Agent, of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                    (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredths of a share and the number of one one-hundredths of a share which were expressed in the initial Right Certificates issued hereunder.

                    (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated par value, if any, of the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-hundredths of a share of Preferred Stock at such adjusted Purchase Price.

                    (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the

Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that
                                                       --------  -------
the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

                    (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that in their good faith judgment the Board of Directors shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Preferred Stock or securities that by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) dividends on shares of Preferred Stock payable in shares of Preferred Stock or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its shares of Common Stock or Preferred Stock shall not be taxable to such shareholders.

                    (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), (ii) merge with or into or engage in a share exchange with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with
Section 11(o)), if (x) at the time of or immediately after such consolidation, merger, share exchange or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, share exchange or sale, the shareholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates.

                    (o) The Company covenants and agrees that, after the Distribution Date, it shall not, except as permitted by Section 23, Section 24 or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

                    (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each then outstanding share of Common Stock, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each such share of Common Stock outstanding immediately following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

                    (q) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date consolidate with, or merge with or into, any other Person for the primary purpose of a change of domicile of the Company, and, in connection with such consolidation or merger, all of the outstanding shares of Common Stock shall be changed into or exchanged for shares of Common Stock of the surviving corporation of such consolidation or merger (the "Surviving Corporation"), then proper provision shall be made so that Rights shall be associated with each share of Common Stock of the Surviving Corporation, except as provided in Section 7(e), such that the number of Rights associated with each share of Common Stock of the Surviving Corporation following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock of the Surviving Corporation which the shares of Common Stock were changed into or exchanged for pursuant to the consolidation or merger. Following such a consolidation or merger, this Agreement shall remain in effect and all references to the Company shall be deemed to be references to the Surviving Corporation.

          SECTION 12. Certificate of Adjusted Purchase Price or Number of
                      ---------------------------------------------------
Shares. Whenever an adjustment is made as provided in Section 11 or Section 13,
------
the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement, reasonably detailed, of the facts and computations accounting for such adjustment and (b) promptly file with the Rights Agent, and with each transfer agent for the shares of Preferred Stock and the Common Stock, a copy of such certificate. The Rights Agent shall be fully protected in relying on such certificate and on any adjustment contained therein and shall have no duty with respect to and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such a certificate.

          SECTION 13. Consolidation, Merger or Sale or Transfer of Assets, Cash
                      ---------------------------------------------------------
Flow or Earning Power. (a) In the event that, following the Stock Acquisition
---------------------
Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)) shall engage in a share exchange with or shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such share exchange, consolidation or merger and, in connection with such share exchange, consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating fifty percent (50%) or more of the assets, cash flow or earning power of the Company and its Subsidiaries, taken as a whole to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o)) (any such event described in clause (x), (y) or (z) being a "Section 13 Event"), then, and in each such case proper provision shall be made so that:

                    (i) each holder of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of call, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-hundredths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and (2) dividing that product (which product, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by fifty percent (50%) of the Current Per Share Market Price (determined pursuant to Section 11(d)(i)) of the shares of Common Stock of such Principal Party on the date of consummation of such Section 13 Event;

                    (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement;

                    (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply only to such Principal Party following the first occurrence of a Section 13 Event;

                    (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and

                    (v) the provisions of Section 11(a)(ii) shall be of no effect following the first occurrence of any Section 13 Event.

          If, in the case of a transaction of the kind described in clause (z) of the first sentence of this Section 13(a), the Person or Persons to whom assets or earning power are sold or otherwise transferred are individuals, then the preceding sentences of this Section 13(a) shall be inapplicable, and the Company shall require as a condition to such sale of transfer that such Person or Persons pay to each holder of a Right Certificate, upon its surrender to the Rights Agent and in exchange therefor (without requiring payment by such holder), cash in the amount determined by multiplying the then current Purchase Price by the number of shares of Common Stock for which a Right is then exercisable.

               (b)  "Principal Party" shall mean:

                    (i)    in the case of any transaction described in clause
(x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities for or into which shares of Common Stock of the Company are converted in such share exchange, merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

                    (ii)   in the case of any transaction described in clause
(z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the shares of Common Stock of
--------  -------
such Person are not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the shares of Common Stock of which are and have been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the shares of Common Stock of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the shares of Common Stock having the greatest aggregate market value.

               (c) The Company shall not consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any Section 13 Event, the Principal Party will:

                    (i) prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date; and

                    (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the securities or "blue sky" laws of such jurisdictions as may be necessary or appropriate; and

                    (iii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

               (d) In case the Principal Party that is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its certificate of incorporation or bylaws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the Current Per Share Market Price (determined pursuant to Section 11(d)) or securities exercisable for, or convertible into, shares of Common Stock of such Principal Party at less than such Current Per Share Market Price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the shares of Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

               (e) The provisions of this Section 13 shall similarly apply to successive share exchanges, mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

          SECTION 14. Fractional Rights and Fractional Shares. (a) The Company
                      ---------------------------------------
shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p), or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock

Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal United States national securities exchange on which the Rights are listed or admitted to trading, or, if the Rights are not listed or admitted to trading on any United States national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the United States over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights, selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors shall be used.

               (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Current Per Share Market Price of Preferred Stock on the day of exercise, determined in accordance with Section 11(d).

               (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon the exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised, as herein provided, an amount an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to Section 11(d)) for the Trading Day immediately prior to the date of such exercise.

               (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares (except as provided by this Section 14) upon exercise of a Right.

               (e) The Rights Agent shall have no duty or obligation with respect to this Section 14 and Section 24(e) unless and until it has received specific instructions (and sufficient cash, if required) from the Company with respect to its duties and obligations under such Sections.

          SECTION 15. Rights of Action. All rights of action in respect of this
                      ----------------
Agreement, other than rights of action vested in the Rights Agent under this Agreement, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the shares of Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the shares of Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the

Distribution Date, of the shares of Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

          SECTION 16. Agreement of Right Holders.  Every holder of a Right by
                      --------------------------
accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

               (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the shares of Common Stock;

               (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully completed and executed;

               (c) subject to Section 6(a) and Section 7(f), the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of
Section 7(e), shall be affected by any notice to the contrary; and

               (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its
                                --------  -------
best efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

          SECTION 17. Right Certificate Holder Not Deemed a Shareholder. No
                      -------------------------------------------------
holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-hundredths of a share of Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

          SECTION 18. Concerning the Rights Agent. (a) The Company agrees to pay
                      ---------------------------
to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration, preparation, delivery, amendment and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (each as finally determined by a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Rights Agreement will be limited to the amount of fees paid by the Company to the Rights Agent.

               (b) The Rights Agent shall be authorized to rely on, shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement or the exercise or performance of its duties hereunder in reliance upon any Right Certificate or certificate for shares of Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

               (c) The indemnity and compensation provided in this Section 18 shall survive the expiration of the Rights and the termination of this Agreement and the resignation and removal of the Rights Agent.

          SECTION 19. Merger or Consolidation or Change of Name of Rights Agent.
                      ---------------------------------------------------------
(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust, stock transfer or shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person would be eligible for
                           --------
appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Right Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

               (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          SECTION 20. Duties of Rights Agent. The Rights Agent undertakes only
                      ----------------------
the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

               (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the legal advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith and in accordance with such legal advice or opinion.

               (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Per Share Market Price) be proved or established by the Company prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the chairman of the Board of Directors, the president, any vice president, the secretary, any assistant secretary, the treasurer or any assistant treasurer of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

               (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct as each is finally determined by a court of competent jurisdiction.

               (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

               (e) The Rights Agent shall not be under any liability or responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be liable or responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be liable or responsible for any adjustment required under the provisions of Section 11 or Section 13, or liable or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt by the Rights Agent of the certificate describing any such adjustment contemplated by Section 12); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

               (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

               (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the chairman of the Board of Directors, the president, any vice president, the secretary, any assistant secretary, the treasurer or any assistant treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken, suffered or omitted by it in good faith in accordance with instructions of any such officer or for any delay in acting while awaiting instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken, suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, suffered by or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application.

               (h) The Rights Agent and any shareholder, Affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

               (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (each as finally determined by a court of competent jurisdiction).

               (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

               (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company. If such certificate has been completed and signed and shows a negative response to clauses 1 and 2 of such certificate, unless previously instructed otherwise in writing by the Company (which instructions may impose on the Right Agent additional ministerial responsibilities, but no discretionary responsibilities), the Rights Agent may assume without further inquiry that the Right Certificate is not owned by a person described in Section 4(b) or Section 7(e) and shall not be charged with any knowledge to the contrary.

          SECTION 21. Change of Rights Agent. The Rights Agent or any successor
                      ----------------------
Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the registered holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate or certificate for Common Stock, as the case may be, for inspection by the Company), then the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a Person organized and doing business under the laws of the United States or any state of the United States and in good standing, shall be authorized to do business under the laws of the United States or any State, shall be authorized under such laws to exercise the shareholder services business, exercise corporate trust, stock transfer or shareholder services powers, shall be subject to supervision or examination by federal or state authorities and shall have at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and mail a notice thereof in writing to the holders of record of the Right Certificates (or certificates for Common Stock prior to the Distribution Date). Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

          SECTION 22. Issuance of New Right Certificates. Notwithstanding any of
                      ----------------------------------
the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by a majority of the Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold (i) pursuant to the exercise of stock options or under any employee plan or arrangement, or (ii) upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by a majority of the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate
                       --------  -------
shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

          SECTION 23. Redemption and Termination. (a) The Company may, at its
                      --------------------------
option, by action of a majority of the Board of Directors, at any time prior to the earlier of (i) the Close of Business on the tenth calendar day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth calendar day following the Record Date), or (ii) the Close of Business on the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The Company may, at its option, by action of a majority of the Board of Directors, pay the Redemption Price either in shares of Common Stock (based on the Current Per Share Market Price of the Common Stock, determined in accordance with Section 11(d), at the time of redemption), cash (whether in United States dollars or in such other currency or currencies as the Board of Directors may determine) or any other form of consideration deemed appropriate by the Board of Directors. Notwithstanding the foregoing, in the event payment of the Redemption Price to a holder of Rights would result in the payment of an amount not equal to $.01 or an integral multiple of $.01, the amount to be paid shall be rounded upward to the next $.01. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a
Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired.

               (b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights pursuant to subsection (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Within ten (10) days after action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the shares of Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made and in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e)) held by each holder of Rights.

          SECTION 24. Exchange. (a) The Company may, at its option, by action of
                      --------
a majority of the Board of Directors, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e)) for shares of Common Stock, each Right being exchangeable for one share of Common Stock, appropriately adjusted to reflect any transaction specified in Section 11(a)(i) occurring after the date hereof (such number of shares of Common Stock issuable in exchange for one Right being referred to herein as the "Exchange Shares"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than any Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of fifty percent (50%) or more of the shares of Common Stock then outstanding.

               (b) Immediately upon the action of a majority of the Board of Directors ordering the exchange of any Rights pursuant to subsection (a) of this
Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive the Exchange Shares. The Company shall promptly give public notice of any such exchange, with prompt notice thereof to the Rights Agent; provided, however, that the failure to give, or any defect in,
                  --------  -------
such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e)) held by each holder of Rights.

               (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute shares of Preferred Stock (or shares of Equivalent Preferred Stock, as such term is defined in paragraph (b) of Section 11) for shares of Common Stock exchangeable for Rights, at the initial rate of one one-hundredth of a share of Preferred Stock (or share of Equivalent Preferred Stock) for each share of Common Stock, as appropriately adjusted to reflect stock splits, stock dividends and other similar transactions after the date hereof.

               (d) In the event that there shall not be sufficient shares of Preferred Stock or Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the shares of Company shall take all such action as may be necessary to authorize additional shares of Preferred Stock or Common Stock for issuance upon exchange of the Rights or shall take such other action specified in Section 11(a)(iii).

               (e) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this subsection (e), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second and third sentences of Section 11(d)(i)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

          SECTION 25. Notice of Certain Events. (a) In case the Company shall
                      ------------------------
propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of shares of Preferred Stock or to make any other distribution to the holders of shares of Preferred Stock (other than a regular quarterly cash dividend), or (ii) to offer to the holders of shares of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its shares of Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any share exchange, consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of fifty percent (50%) or more of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)) or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, to the extent feasible and to the Rights Agent, in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock whichever shall be the earlier, provided, however,
                                                              --------  -------
that no such notice shall be required pursuant to this Section 25 if any Subsidiary of the Company effects a consolidation or merger with or into, or effects a sale or transfer of assets or earning power to, any other Subsidiary of the Company.

               (b) In case a Triggering Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) or Section 13, and (ii) all references in the preceding paragraph to shares of Preferred Stock shall be deemed thereafter to refer to shares of Common Stock and/or, if appropriate, other securities.

               (c) The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote on any such action.

          SECTION 26. Notices. Notices or demands authorized by this Agreement
                      -------
to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage-prepaid, or delivered (including by facsimile transmission) at its address (until another address is filed in writing with the Rights Agent) at:

     Select Medical Corporation
     4716 Old Gettysburg Road
     Mechanicsburg, PA 17055
     Attention: General Counsel
     Facsimile No: (717) 975-9981

     with a copy to:

     Dechert
     4000 Bell Atlantic Tower
     1717 Arch Street
     Philadelphia, PA 19103-2793
     Attention: Carmen J. Romano, Esq.
     Facsimile No: (215) 994-2222

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights

Agent shall be sufficiently given or made if sent by first-class mail, postage-prepaid, or delivered (including by facsimile transmission) at its address (until another address is filed in writing with the Rights Agent) at:

     Mellon Investor Services LLC
     One Mellon Center
     500 Grant St. Room 2122
     Pittsburgh, PA 15258-0001
     Attention: Relationship Manager- Anita Landreau
     Facsimile No: (412) 236-8157

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to or on the holder of any Right Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage-prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

          SECTION 27. Supplements and Amendments. Prior to the earlier of (i)
                      --------------------------
the Distribution Date or (ii) the occurrence of a Triggering Event, and subject to the penultimate sentence of this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement (including supplements or amendments that may be deemed to affect the interests of the holders of Right Certificates adversely) without the approval of any holders of certificates representing shares of Common Stock and associated Rights. From and after the earlier of (i) the Distribution Date or
(ii) the occurrence of a Triggering Event, and subject to the penultimate sentence, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates (x) in any manner that will not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of any such Acquiring Person), or (y) to cure any ambiguity or to correct or supplement any provision contained herein which, in the good faith determination of a majority of the Board of Directors, may be defective or inconsistent with the other provisions contained herein or (z) to shorten or lengthen any time period hereunder; provided, however, that from and
                                               --------  -------
after the earlier of (i) the Distribution Date or (ii) the occurrence of a Triggering Event, this Agreement shall not be supplemented or amended to (x) shorten the Final Expiration Date or (y) lengthen (1) a time period relating to when the Rights may be redeemed, or to modify the ability (or inability) of the Board of Directors to redeem the Rights, in either case at such time as the Rights are not then redeemable or (2) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or, the benefits to, the holders of Rights (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this
Section 27 (and such supplement or amendment does not change or increase the Rights Agent's duties, liabilities, rights or obligations), the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made that changes the (i) Redemption Price, (ii) Purchase Price or (iii) the number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable, and no such supplement or amendment that changes the rights, duties, liabilities or obligations of the Rights Agent under this Agreement shall be effective without the execution of such supplement or amendment by the Rights Agent. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

          SECTION 28. Successors. All the covenants and provisions of this
                      ----------
Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 29. Determinations and Actions by the Board of Directors, etc.
                      ---------------------------------------------------------
For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d- 3(d)(1)(i) of the Exchange Act Regulations as in effect on the date hereof. Except as otherwise specifically provided herein, the Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement and any determination as to whether actions of any Person shall be such as to cause such Person to beneficially own shares held by another Person). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith, shall
(x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors or any of the directors on the Board of Directors to any liability to the holders of the Rights.

          SECTION 30. Benefits of this Agreement. Nothing in this Agreement
                      --------------------------
shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

          SECTION 31. Severability. If any term, provision, covenant or
                      ------------
restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the
--------  -------
contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Directors.

          SECTION 32. Governing Law.  This Agreement, each Right and each Right
                      -------------
Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all
                                                  --------  -------
provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

          SECTION 33. Counterparts. This Agreement may be executed in any number
                      ------------
of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          SECTION 34. Descriptive Headings.  Descriptive headings of the several
                      --------------------
Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


                                        SELECT MEDICAL CORPORATION


                                        By        /s/ Michael E. Tarvin
                                          ------------------------------------
                                           Name:  Michael E. Tarvin
                                           Title: Senior Vice President


                                        MELLON INVESTOR SERVICES LLC, as
                                        Rights Agent


                                        By        /s/ Anita Landreau
                                          ------------------------------------
                                           Name:  Anita Landreau
                                           Title: Assistant Vice President

                                                                       EXHIBIT A


                    CERTIFICATE OF DESIGNATION, PREFERENCES
                         AND RIGHTS OF SERIES A JUNIOR
                         PARTICIPATING PREFERRED STOCK

                                       of

                           SELECT MEDICAL CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

          The undersigned officer of SELECT MEDICAL CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Corporation (the "Restated Certificate of Incorporation"), the Board of Directors of the Corporation on September 17, 2001 adopted the following resolution creating a series of 545,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

          RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

          SECTION 1. Designation and Amount. The shares of such series shall be
                     ----------------------
designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 545,000.

          SECTION 2. Dividends and Distributions.
                     ---------------------------

               (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, if any, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior

Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, par value $.01 per share, of the Corporation ( the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after September 17, 2001 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

          SECTION 3. Voting Rights. The holders of shares of Series A Junior
                     -------------
Participating Preferred Stock shall have the following voting rights:

               (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

               (C) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          SECTION 4. Certain Restrictions.
                     --------------------

               (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                     (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares ofstock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                     (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

                   (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.


                (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          SECTION 5. Reacquired Shares. Any shares of Series A Junior
                     -----------------
Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          SECTION 6. Liquidation, Dissolution or Winding Up. (A) Upon any
                     --------------------------------------
liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to $1 per share of Series A Participating Preferred Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

               (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          SECTION 7. Consolidation, Merger, etc. In case the Corporation shall
                     --------------------------
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          SECTION 8. No Redemption. The shares of Series A Junior Participating
                     -------------
Preferred Stock shall not be redeemable.

          SECTION 9. Ranking. The Series A Junior Participating Preferred Stock
                     -------
shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

          SECTION 10. Amendment. At any time when any shares of Series A Junior
                      ---------
Participating Preferred Stock are outstanding, the Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

          SECTION 11. Fractional Shares. Series A Junior Participating Preferred
                      -----------------
Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

          IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 27th day of September, 2001.

                              SELECT MEDICAL CORPORATION

                              By:     /s/ Michael E. Tarvin
                                   ----------------------------
                                 Name:  Michael E. Tarvin
                                 Title: Senior Vice President

                                                                       EXHIBIT B

                          [Form of Right Certificate]

Certificate No. R-                                                _______Rights

NOT EXERCISABLE AFTER SEPTEMBER 17, 2011 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT).
ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*

                               Right Certificate

                           SELECT MEDICAL CORPORATION

          This certifies that _________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of September 17, 2001 (the "Rights Agreement"), between SELECT MEDICAL CORPORATION, a Delaware corporation (the "Company"), and MELLON INVESTOR SERVICES LLC (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 PM (New York, New York time) on September 17, 2011, at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully-paid, nonassessable share of Series A Junior Participating Preferred Stock (the "Preferred Stock") of the Company (or in certain circumstances, cash, property or other securities of the Company), at a purchase price of $104.00 per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase set forth on the reverse hereof and the Certificate contained therein duly executed. The Purchase Price shall be paid in cash.

          The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of September 17, 2001, based on the Preferred Stock as constituted at such date.

_________________
* The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

          As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock or other securities that may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement). The Company reserves the right to require, prior to the occurrence of a Triggering Event, that a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

          Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, concurrently with or after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any rights whatsoever with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates.

          Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

          This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may, but are not required to, be redeemed by the Company at a redemption price of $.001 per Right, payable in shares of Common Stock (as such term is defined in the Rights Agreement), cash or any other form of consideration deemed appropriate by the Board of Directors at any time prior to the earlier of the Close of Business (as such term is defined in the Rights Agreement) on (i) the tenth calendar day following the Stock Acquisition Date (as such time period may be extended or shortened pursuant to the Rights Agreement) or (ii) the Final Expiration Date (as such term is defined in the Rights Agreement). In addition, the Rights may be exchanged at the Company's option, in whole or in part, for shares of Common Stock in the manner provided in the Rights Agreement, or shares of preferred stock of the Company having substantially the same value and economic rights as such shares. Immediately upon the action of a majority of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

          No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

          No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of _____________, _____

                              SELECT MEDICAL CORPORATION

                              By:__________________________
                              Name:
                              Title:

Countersigned:

MELLON INVESTOR SERVICES LLC, as Rights Agent

By________________________
Authorized Signature

                  [Form of Reverse Side of Right Certificate]

                              FORM OF ASSIGNMENT

               (To be executed by the registered holder if such
              holder desires to transfer the Right Certificate.)


FOR VALUE RECEIVED, _______________________ hereby sells, assigns and transfers unto:

              __________________________________________________

                 (Please print name and address of transferee)

              __________________________________________________
                    (Please insert social security or other
                     identifying number of the transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: __________________

                                             ___________________________
                                             Signature

Signature Guaranteed:__________________________

          Signatures must be guaranteed by a member firm of a registered United States national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                  CERTIFICATE

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Right Certificate [_] is [_] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

          (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [_] did [_] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Acquiring Person.

Dated:_________________, ____           _________________________
                                        Signature

Signature Guaranteed:________________________

          Signatures must be guaranteed by a member firm of a registered United States national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                    NOTICE

          The signatures in the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                    WARNING

In the event the Certificate set forth above in the Assignment is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate of such Acquiring Person (as defined in the Rights Agreement), and such Assignment will not be honored.

                         FORM OF ELECTION TO PURCHASE

              (To be executed if the registered holder desires to
                       exercise the Right Certificate.)

To:  SELECT MEDICAL CORPORATION

          The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

                 ____________________________________________
                        (Please print name and address)

                 _____________________________________________
                    (Please insert social security or other
                              identifying number)

          If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

                   __________________________________________
                        (Please print name and address)

                  ___________________________________________
                    (Please insert social security or other
                              identifying number)

Dated:_______________, _____

                                   _______________________
                                   Signature

Signature Guaranteed:__________________________

          Signatures must be guaranteed by a member firm of a registered United States national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                  CERTIFICATE

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) Rights evidenced by this Right Certificate [_] are [_] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

          (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [_] did [_] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:_________________, _____

                                   _________________________
                                   Signature

Signature Guaranteed:________________________

          Signatures must be guaranteed by a member firm of a registered United States national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                     NOTICE

          The signatures in the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                    WARNING

          In the event the Certificate set forth above in the Election to Purchase is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate of such Acquiring Person (as defined in the Rights Agreement), and such Election to Purchase will not be honored.